UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2012

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

 Registrant's telephone number, including area code (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On April 9, 2012, the Board of Directors of Park Electrochemical Corp. (the “Company”) terminated David R. Dahlquist as the Company’s Vice President and Chief Financial Officer and elected Mr. P. Matthew Farabaugh as the Company’s Vice President and Chief Financial Officer. In this capacity, Mr. Farabaugh will serve as the Company’s principal financial officer and will continue to serve as the Company’s principal accounting officer.

Mr. Farabaugh is 51 years old. Mr. Farabaugh, and each other officer of the Company, serves at the pleasure of the Board of Directors of the Company. Mr. Farabaugh does not have an employment agreement with the Company. There is no family relationship between Mr. Farabaugh and any director or other officer of the Company.

Mr. Farabaugh joined the Company in October 2007 as Vice President and Controller. Prior to joining the Company, Mr. Farabaugh was Corporate Controller of American Technical Ceramics, a publicly traded international company located in Huntington Station, New York, from 2004 to September 2007 and Assistant Controller from 2000 to 2004. Prior thereto, Mr. Farabaugh was Assistant Controller of Park Electrochemical Corp. from 1989 to 2000. Prior to joining Park Electrochemical Corp. in 1989, Mr. Farabaugh had been a senior accountant with KPMG. Mr. Farabaugh received a Bachelor of Science degree in Business Administration from Valparaiso University in Indiana.

The Company issued a news release on April 10, 2012 announcing the election of Mr. Farabaugh.

Item9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	News Release dated April 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: April 12, 2012	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President - Administration and Secretary

EXHIBIT INDEX

Number

Exhibit	Description	Page

99.1	News Release dated April 10, 2012	5

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